Exhibit 5A

Morse, Zelnick, Rose & Lander LLP

405 Park Avenue

Suite 1401

New York, New York 10022

December 17, 2008

AutoInfo, Inc.

6413 Congress Avenue, Suite 260

Boca Raton, Florida 33487

Ladies and Gentlemen:

We have acted as counsel to AutoInfo, Inc., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act an aggregate of 16,926,581 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the "Common Stock"), to be issued by the Company under its 1992, 1997, 1999, 2003, and 2006 Stock Option Plans, and 2005, and 2006 Independent Sales Agent Stock Option Plans (the “Plans”).

We have examined the Registration Statement, the Plans and a form of the share certificate of the Common Stock, which have been incorporated by reference in the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5A to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Very truly yours,

/s/ MORSE, ZELNICK, ROSE & LANDER LLP

MORSE, ZELNICK, ROSE & LANDER LLP